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Exhibit 10.02

Second Amendment to
Adaptec, Inc. Savings and Retirement Plan

        THIS SECOND AMENDMENT to the Adaptec, Inc. Savings and Retirement Plan, originally effective January 1, 1986 and most recently restated in its entirety January 1, 1997, as amended (the "Plan"), is adopted effective as of the dates specified below:

I.
The Plan shall be amended by adding the following Addendum thereto:

Minimum Required Distribution Addendum to
Adaptec, Inc. Savings and Retirement Plan

        This Addendum is being made to amend the Adaptec, Inc. Savings and Retirement Plan (the "Plan") to reflect applicable provisions of section 401(a)(9) of the Code and the regulations promulgated thereunder. The provisions of this Addendum are effective as of January 1, 2003. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Section 1.    General Rules.

        1.1   Effective Date.    The provisions of this Addendum will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. This Addendum incorporates the "model amendment" set forth in Revenue Procedure 2002-29.

        1.2   Precedence.    The requirements of this Addendum will take precedence over any inconsistent provisions of the Plan.

        1.3   Requirements of Treasury Regulations Incorporated.    All distributions required under this Addendum will be determined and made in accordance with the Treasury Regulations under section 401(a)(9) of the Code.

        1.4   TEFRA Section 242(b)(2) Elections.    Notwithstanding the other provisions of this Addendum, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

Section 2.    Time and Manner of Distribution.

        2.1   Required Beginning Date.    The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

        2.2   Death of Participant Before Distributions Begin.    If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

          (a)   If the Participant's surviving spouse is the Participant's sole designated Beneficiary, then, except as provided below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

          (b)   If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, then, except as provided below, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

          (c)   If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (d)   If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2.2, other than Section 2.2(a), will apply as if the surviving spouse were the Participant.

        For purposes of this Section 2.2 and Section 4, unless Section 2.2(d) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

        2.3   Forms of Distribution.    Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 3 and 4 of this Addendum. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury Regulations.

Section 3.    Required Minimum Distributions During Participant's Lifetime.

        3.1   Amount of Required Minimum Distribution For Each Distribution Calendar Year.    During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

          (a)   the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

          (b)   if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

        3.2   Lifetime Required Minimum Distributions Continue Through Year of Participant's Death.    Required minimum distributions will be determined under this Section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

Section 4.    Required Minimum Distributions After Participant's Death.

        4.1   Death On or After Date Distributions Begin.

          (a)   Participant Survived by Designated Beneficiary.    If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary determined as follows:

            (1)   The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

            (2)   If the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouses age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

            (3)   If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

          (b)   No Designated Beneficiary.    If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

        4.2   Death Before Date Distributions Begin.

          (a)   Participant Survived by Designated Beneficiary.    If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Section 4.1.

          (b)   No Designated Beneficiary.    If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (c)   Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.    If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2.2(a), this Section 4.2 will apply as if the surviving spouse were the Participant.

Section 5.    Definitions.

        5.1   Designated Beneficiary.    The individual who is designated as the Beneficiary under Section 1.2 of the Plan and is the designated Beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

        5.2   Distribution Calendar Year.    A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 2.2. The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

        5.3   Life Expectancy.    Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

        5.4   Participant's Account Balance.    The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any Contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

        5.     Required Beginning Date.    The Required Beginning Date for a Participant is the April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 and the calendar year in which the Participant terminates employment with the Employer. For a Participant who is a five percent owner as defined in section 416 of the Code, the Required Beginning Date is April 1 of the year following the year in which the Participant attains age 70 1/2.

II.
Composition of Committee

        Section 11.2 of the Plan document is hereby amended, effective March 17, 2003, in its entirety to read as follows:

        "11.2    Composition of Committee.    The Committee shall be comprised of the individuals who may from time to time hold the following positions: Senior Human Resources Executive, Director of Compensation, Benefits & HRIS, and Benefits Manager or other positions as designated by the Committee. The appointment of any person to such position shall automatically constitute the appointment of such person to the Committee and the resignation, termination or transfer of any person from such position shall constitute the automatic resignation of such person from the Committee. In the event of a vacancy on the Committee due to a vacancy in one or more of the positions listed above, the members of the Committee or the Board may appoint an interim Committee member to fill such vacancy. Such individual will serve until a person is named to the designated position, at which time the interim Committee member shall be deemed to have resigned and the person appointed to the designated position shall become a Committee member."

Except as modified by this Amendment, all the terms and provisions of the Plan, as previously amended, shall remain in full force and effect.

Executed this 23rd day of December, 2003.

ADAPTEC, INC. SAVINGS AND RETIREMENT PLAN ADMINISTRATIVE COMMITTEE

By:	/s/ KERSTIN AIELLO
Title:	Benefits Manager

QuickLinks

  Exhibit 10.02
Second Amendment to Adaptec, Inc. Savings and Retirement Plan
Minimum Required Distribution Addendum to Adaptec, Inc. Savings and Retirement Plan